Exhibit 99.1

United Online Reports Third Quarter 2013 Results

  Tax-Free Spin Off of FTD Companies Planned to Occur on November 1, 2013
  Quarterly Consolidated Revenues of $174.7 Million and Consolidated Adjusted OIBDA of $25.9 Million at High End of Guidance Range
  Quarterly Consolidated Operating Loss of $42.1 Million Due to a $50.2 Million Non-Cash Goodwill Impairment Charge in the Classmates Reporting Unit
  Content & Media and Communications Segments Churn Rates Improve to Record Lows of 2.9% and 2.7%, Respectively

WOODLAND HILLS, Calif.--(BUSINESS WIRE)--October 30, 2013--United Online, Inc. (Nasdaq: UNTD), a leading provider of consumer products and services over the Internet, today reported financial results for its third quarter ended September 30, 2013.

“The tax-free spin off of FTD Companies from United Online at a distribution ratio of one share of FTD stock for every five shares of United Online, along with United Online’s 1-for-7 reverse stock split, are scheduled to take place before the market opens on Friday, November 1, 2013,” said Mark R. Goldston, Chairman, President and Chief Executive Officer. “As we have previously announced, the spin-off date will also be my last day with United Online, after leading the company for 15 years. I am grateful to United Online’s Board of Directors, employees and investors for their support over the years. Looking ahead, I believe both companies will be in good hands, as Francis Lobo, the incoming President and Chief Executive Officer of United Online, and FTD President Robert S. Apatoff, who will assume the additional role of Chief Executive Officer at FTD, will each have outstanding teams as they transition into their new roles.”

“Third quarter 2013 consolidated revenues of $174.7 million and adjusted OIBDA of $25.9 million were both at the high end of our guidance range,” Goldston added. “In its last full quarter before the spin off, FTD achieved year-over-year growth of 2% in segment revenues and 4% in segment adjusted OIBDA in what is seasonally FTD’s slowest quarter. Consumer orders increased 1% versus the year-ago quarter, and average order value, excluding the unfavorable impact of foreign currency exchange rates, increased 2%.”

“During the third quarter, the Content & Media and Communications segments each recorded their lowest average monthly churn in United Online’s history, at 2.9% and 2.7%, respectively,” said Neil P. Edwards, Executive Vice President and Chief Financial Officer. “Content & Media segment pay accounts declined by 30,000, our seventh consecutive quarterly improvement, compared to 66,000 in the second quarter of 2013 and 133,000 in the year-ago quarter. In our Communications segment, mobile broadband accounts increased to 44,000, compared to 41,000 at the end of the second quarter of 2013 and 19,000 at the end of the third quarter of 2012. As previously announced, following the spin off, the company’s Board of Directors anticipates declaring a quarterly cash dividend of $0.15 per share of common stock, which reflects the planned 1-for-7 reverse stock split.”

“In the third quarter, the company recorded an estimated $50.2 million goodwill impairment charge due to a material decline in the fair value of our Classmates reporting unit, consisting of our domestic and international online nostalgia services,” Edwards added. “This was a non-cash charge, which did not impact adjusted OIBDA, cash flows from operating activities or free cash flow.”

Summary Results for Third Quarter Ended September 30, 2013:

The following table summarizes key financial results for the third quarter ended September 30, 2013:

	(in millions, except per share amounts and percentages)
Financial Highlights	Q3 2013	Q3 2012	% Change
FTD revenues	$118.5	$116.4	2%
Content & Media revenues	32.2	36.6	(12%)
Communications revenues	24.4	25.2	(3%)
Intersegment eliminations	(0.4)	(0.4)	(8%)
Consolidated revenues	$174.7	$177.8	(2%)

GAAP operating income (loss)	$(42.1)	$8.4	*

Adjusted OIBDA(1)	$25.9	$26.8	(3%)

GAAP net income (loss) attributable to common stockholders	$(47.6)	$5.1	*
GAAP diluted net income (loss) per common share	$(0.51)	$0.06	*

Adjusted net income attributable to common stockholders(2)	$11.6	$12.5	(7%)
Adjusted diluted net income per common share(2)	$0.12	$0.14	(14%)

*Not meaningful

  Revenues were $174.7 million, a 2% decrease compared to the year-ago quarter.
  GAAP operating loss was $42.1 million, which included an estimated $50.2 million goodwill impairment charge due to a material decline in the fair value of the Classmates reporting unit. This was compared to GAAP operating income of $8.4 million in the year-ago quarter.
  Adjusted OIBDA was $25.9 million, a decrease of 3% versus the year-ago quarter.
  Interest expense was $4.1 million, which included a $2.3 million loss on extinguishment of debt in connection with the refinancing of FTD’s credit facilities.
  GAAP diluted net loss per common share was $0.51, which was negatively impacted by an estimated $50.2 million goodwill impairment charge. This was compared to GAAP diluted net income per share of $0.06 in the year-ago quarter.
  Adjusted diluted net income per common share was $0.12 versus $0.14 in the year-ago quarter.

Cash Flows, Balance Sheet and Dividend Highlights:

  Cash flows from operating activities and free cash flow(3) for the quarter ended September 30, 2013 were $10.7 million and $8.6 million, respectively, versus $10.6 million and $7.9 million, respectively, in the year-ago quarter.
  Cash and cash equivalents at September 30, 2013 were $100.8 million, compared to $122.4 million at June 30, 2013. During the quarter, FTD refinanced its credit facilities and used $19 million of its existing cash to repay in full its previously-outstanding credit facilities and pay fees and expenses related to the refinancing.
  Net debt at September 30, 2013 was $119.2 million, compared to $111.0 million at June 30, 2013. The company defines net debt as total debt, net of discounts, less cash and cash equivalents.
  The company paid $9.7 million in cash dividends during the quarter.
  Following the spin off, the company’s Board of Directors anticipates declaring a cash dividend of $0.15 per share of common stock, which reflects the planned 1-for-7 reverse stock split.

Segment Results for Third Quarter Ended September 30, 2013:

FTD:

	(in millions, except percentages and metrics)
Financial Highlights	Q3 2013	Q3 2012	% Change
Products revenues	$88.6	$85.8	3%
Services revenues	29.9	30.6	(2%)
Segment revenues	$118.5	$116.4	2%

Segment income from operations	$11.5	$14.2	(19%)
Segment adjusted OIBDA(1)	$15.8	$15.2	4%
as a % of segment revenues(1)	13.4%	13.1%

Metrics Highlights	Q3 2013	Q3 2012	% Change
Consumer orders(4) (in thousands)	1,250	1,239	1%
Average order value(4)	$61.69	$61.06	1%

British Pound / U.S. Dollar exchange rate (average)	1.55	1.58	(2%)

  Segment revenues were $118.5 million, an increase of 2% versus the year-ago quarter.
  Segment income from operations was $11.5 million, a decrease of 19% versus the year-ago quarter.
  Segment adjusted OIBDA was $15.8 million, an increase of 4% versus the year-ago quarter.
  Consumer orders were 1.2 million, up 1% versus the year-ago quarter.
  Average order value (“AOV”) was $61.69, an increase of 1% versus the year-ago quarter. Excluding the unfavorable impact of foreign currency exchange rates, AOV increased 2% versus the year-ago quarter.

Content & Media:

	(in millions, except percentages and metrics)
Financial Highlights	Q3 2013	Q3 2012	% Change
Products revenues	$0.8	$1.1	(24%)
Services revenues	20.5	23.0	(11%)
Advertising revenues	10.9	12.4	(12%)
Segment revenues	$32.2	$36.6	(12%)

Segment income (loss) from operations	$(41.3)	$8.0	*
Segment adjusted OIBDA(1)	$6.9	$7.3	(5%)
as a % of segment revenues(1)	21.5%	19.9%

Metrics Highlights	Q3 2013	Q3 2012	% Change
Segment pay accounts(5) (in thousands)	2,690	2,987	(10%)
Net quarterly decline in segment pay accounts(5) (in thousands)	(30)	(133)	77%
Segment active accounts(5) (in millions)	10.3	10.9	(6%)
ARPU(6)	$2.52	$2.50	1%

Euro / U.S. Dollar Exchange Rate (average)	1.33	1.25	6%

*Not meaningful

  Segment revenues were $32.2 million, a decrease of 12% versus the year-ago quarter. Excluding the favorable impact of foreign currency exchange rates, segment revenues decreased 13% versus the year-ago quarter.
  Segment loss from operations was $41.3 million, which included an estimated $50.2 million goodwill impairment charge due to a material decline in the fair value of the Classmates reporting unit. This was compared to segment income from operations of $8.0 million in the year-ago quarter.
  Segment adjusted OIBDA was $6.9 million, a decrease of 5% versus the year-ago quarter. Excluding the favorable impact of foreign currency exchange rates, segment adjusted OIBDA decreased 8% versus the year-ago quarter.
  Segment pay accounts at September 30, 2013 were 2.7 million, a decrease of 10% versus September 30, 2012.
  Segment ARPU was $2.52, an increase of 1% versus the year-ago quarter. Excluding the favorable impact of foreign currency exchange rates, segment ARPU decreased 1% versus the year ago quarter.

Communications:

	(in millions, except percentages and metrics)
Financial Highlights	Q3 2013	Q3 2012	% Change
Products revenues	$0.8	$0.7	13%
Services revenues	16.7	18.9	(12%)
Advertising revenues	6.9	5.6	22%
Segment revenues	$24.4	$25.2	(3%)

Segment income from operations	$8.1	$8.8	(7%)
Segment adjusted OIBDA(1)	$8.6	$9.3	(7%)
as a % of segment revenues(1)	35.3%	36.9%

Metrics Highlights	Q3 2013	Q3 2012	% Change
Segment pay accounts(5) (in thousands)	573	675	(15%)
ARPU(6)	$9.41	$8.97	5%

  Segment revenues were $24.4 million, a decrease of 3% versus the year-ago quarter.
  Segment income from operations was $8.1 million, a decrease of 7% versus the year-ago quarter.
  Segment adjusted OIBDA was $8.6 million, a decrease of 7% versus the year-ago quarter. The investment in the NetZero Mobile Broadband service resulted in a negative adjusted OIBDA impact of $1.9 million during the third quarter of 2013, compared to a negative adjusted OIBDA impact of $2.7 million in the year-ago quarter.
  Segment pay accounts at September 30, 2013 were 0.6 million, a decrease of 15% versus September 30, 2012.
  Segment ARPU was $9.41, an increase of 5% versus the year-ago quarter.

Unallocated Corporate Expenses:

For the quarter ended September 30, 2013, the impact of unallocated corporate expenses on consolidated adjusted OIBDA was $5.5 million, a 9% increase compared to the year-ago quarter.

Business Outlook:

The following forward-looking information includes certain of the projections made by management as of the date of this press release. The company does not intend to revise or update this information, except as required by law, and may not provide this type of information in the future. Due to a variety of factors, actual results may differ significantly from those projected. Factors include, without limitation, the factors referenced later in this announcement under the caption “Cautionary Information Regarding Forward-Looking Statements.” These and other factors are discussed in more detail in the company’s filings with the Securities and Exchange Commission.

United Online’s fourth quarter 2013 guidance does not include guidance for FTD. United Online anticipates that its fourth quarter 2013 results of operations will include one month of FTD, which will be reported as discontinued operations. United Online’s fourth quarter 2013 guidance reflects the planned 1-for-7 reverse stock split.

United Online, Inc. Fourth Quarter 2013 Guidance:

United Online, Inc. Fourth Quarter 2013 (in millions)	Guidance
Revenues	$58.5–$61.5
Adjusted OIBDA(1)	$10.0–$13.0

United Online, Inc. Fourth Quarter 2013 Supplemental Information (in millions)	Guidance
Shares used to calculate diluted net income per common share	13.3
Shares used to calculate adjusted diluted net income per common share(2)	13.4

The table below reconciles the company’s guidance for operating income, a GAAP measure, to adjusted OIBDA.

United Online, Inc. Fourth Quarter 2013 (in millions)	Guidance
Operating Loss	($7.8)–($4.8)
Depreciation	$3.2
Amortization of intangible assets	$1.7
Stock-based compensation	$4.5
Transaction-related costs	$8.4
Adjusted OIBDA(1)	$10.0–$13.0

Investor Conference Call on October 30, 2013 at 5:00 pm ET (2:00 pm PT):

The company will host a conference call to discuss the results at 5:00 pm ET (2:00 pm PT) on Wednesday, October 30, 2013. The conference call dial-in number is 888-430-8691 for U.S. and Canadian participants and 719-457-2628 for participants outside the U.S. and Canada. The passcode is 5975665. Alternatively, a live webcast of the conference call, along with a presentation containing financial highlights for the third quarter ended September 30, 2013, is accessible within the Investor Relations section of the company’s website at www.unitedonline.com.

The presentation and a replay of the broadcast will be available on the company’s website for seven days following the call. A replay of the broadcast will also be available for seven days following the call by dialing 888-203-1112 (or 719-457-0820 outside of the U.S. and Canada) and the replay passcode, 5975665.

Non-GAAP Measures:

In evaluating the company’s performance, management uses one or more of the following measures that are not determined in accordance with accounting principles generally accepted in the United States of America (“GAAP”): adjusted OIBDA, adjusted net income, adjusted basic and diluted net income per common share, and free cash flow. These measures are adjusted to exclude certain non-cash expenses such as depreciation, amortization, stock-based compensation, and impairment of goodwill, intangible assets and long-lived assets. In addition, these measures are adjusted to exclude the items discussed below because such items are either operating expenses which would not otherwise have been incurred by the company in the normal course of the company’s business operations or are not reflective of the company’s core results over time. These items may include recurring as well as non-recurring items. These adjustments should not be construed as an inference that all of these adjustments or costs are unusual, infrequent or non-recurring. For example, certain restructuring and other exit costs may be considered recurring given the company’s ongoing efforts to be more cost effective and efficient, certain litigation or dispute settlement charges or gains may be viewed as recurring given that the company is continually involved in, and resolving, litigation, arbitration, investigations, disputes and similar matters, and certain transaction-related costs may be deemed recurring given the company's regular evaluation of potential transactions. Notwithstanding that certain charges, costs or gains may be considered recurring, in order to provide meaningful comparisons, the company believes that it is appropriate to adjust for such charges, costs or gains because they are not reflective of the company's core results and tend to vary based on timing, frequency and magnitude.

Restructuring and Other Exit Costs — Restructuring and other exit costs consist primarily of employee termination costs, facility closure and relocation costs, and contract termination costs.

Litigation or Dispute Settlement Charges or Gains — These charges or gains include estimated losses for which we have established a reserve, as well as actual settlements, judgments, fines, penalties, assessments or other resolutions against, or in favor of, the company related to litigation, arbitration, investigations, disputes or similar matters. Insurance recoveries received by the company related to such matters are also included in these adjustments.

Transaction-Related Costs —The company excludes certain expense items resulting from actual or potential transactions such as business combinations, mergers, acquisitions, dispositions, spin offs, financing transactions, and other strategic transactions, including, without limitation, (i) compensation expenses and (ii) expenses for advisors and representatives such as investment bankers, consultants, attorneys, and accounting firms. Transaction-related costs may also include, without limitation, transition and integration costs such as retention bonuses and acquisition-related milestone payments to acquired employees.

Definitions of Non-GAAP Measures:

(1) Adjusted operating income before depreciation and amortization (“adjusted OIBDA”) is defined by the company as operating income before depreciation; amortization; stock-based compensation; restructuring and other exit costs; litigation or dispute settlement charges or gains; transaction-related costs; and impairment of goodwill, intangible assets and long-lived assets. The company's definition of adjusted OIBDA has been modified from time to time. Management believes that because adjusted OIBDA excludes (i) certain non-cash expenses (such as depreciation, amortization, stock-based compensation, and impairment of goodwill, intangible assets and long-lived assets) and (ii) expenses that are not reflective of the company’s core operating results over time (such as restructuring and other exit costs, litigation or dispute settlement charges or gains, and transaction-related costs), this measure provides investors with additional useful information to measure the company's financial performance, particularly with respect to changes in performance from period to period. Management uses adjusted OIBDA to measure the company’s performance. The company’s board of directors has used this measure as a basis in determining certain compensation incentives for certain members of the company's management. Adjusted OIBDA is not determined in accordance with GAAP and should be considered in addition to, not as a substitute for or superior to, financial measures determined in accordance with GAAP. A limitation associated with the use of adjusted OIBDA is that it does not reflect the periodic costs of certain tangible and intangible assets used in generating revenues in the company's business. Management evaluates the costs of such tangible and intangible assets through other financial activities such as evaluations of capital expenditures and purchase accounting. An additional limitation associated with this measure is that it does not include stock-based compensation expenses related to the company’s workforce. Management compensates for this limitation by providing a summary of stock-based compensation expenses within the accompanying tables and in the footnotes accompanying its financial statements. A further limitation associated with the use of this measure is that it does not reflect the costs of restructuring and other exit costs, litigation or dispute settlement charges or gains, transaction-related costs, and the impairment of goodwill, intangible assets and long-lived assets. Management compensates for this limitation by providing supplemental information about such charges, gains and costs within its financial press releases and SEC filings, when applicable. An additional limitation associated with the use of this measure is that the term “adjusted OIBDA” does not have a standardized meaning. Therefore, other companies may use the same or a similarly named measure but exclude different items or use different computations, which may not provide investors a comparable view of the company’s performance in relation to other companies. Management compensates for this limitation by presenting the most comparable GAAP measure, operating income, directly ahead of adjusted OIBDA within its financial press releases and by providing a reconciliation that shows and describes the adjustments made. A reconciliation to operating income is provided in the accompanying tables. In addition, many of the adjustments to our GAAP financial measures reflect the exclusion of items that are recurring in nature and will be reflected in our financial results for the foreseeable future.

Adjusted OIBDA for each of the company's segments is defined by the company as segment income from operations, as set forth in the company’s Forms 10-K and Forms 10-Q, before stock-based compensation, restructuring and other exit costs, litigation or dispute settlement charges or gains, transaction-related costs and the impairment of goodwill, intangible assets and long-lived assets. The company’s definition of adjusted OIBDA for each of the company’s segments has been modified from time to time. Management believes that because segment adjusted OIBDA and segment adjusted OIBDA as a percentage of segment revenues exclude (i) certain non-cash expenses (such as stock-based compensation, and the impairment of goodwill, intangible assets and long-lived assets); and (ii) expenses that are not reflective of the segment's core operating results over time (such as restructuring and other exit costs, litigation or dispute settlement charges or gains, and transaction-related costs), these measures provide investors with additional useful information to evaluate the company’s segment financial performance, particularly with respect to changes in performance from period to period. Segment adjusted OIBDA and segment adjusted OIBDA as a percentage of segment revenues are not determined in accordance with GAAP and should be considered in addition to, not as a substitute for or superior to, financial measures determined in accordance with GAAP. A limitation associated with these measures is that they do not include stock-based compensation expenses related to the company’s workforce. Management compensates for this limitation by providing a summary of stock-based compensation expenses within the accompanying tables and in the footnotes accompanying its financial statements. A further limitation associated with the use of these measures is that they do not reflect the costs of restructuring and other exit costs, litigation or dispute settlement charges or gains, transaction-related costs and impairment charges related to an operating segment. Management compensates for this limitation by providing supplemental information about such charges, gains and costs by segment within its financial press releases and SEC filings, when applicable. A reconciliation to segment income from operations, its most comparable GAAP measure, is provided in the accompanying tables.

(2) Adjusted net income is defined by the company as net income before the after-tax effect of: stock-based compensation; amortization of intangible assets; impairment of goodwill, intangible assets and long-lived assets; restructuring and other exit costs; litigation or dispute settlement charges or gains; transaction-related costs; and the re-measurement of certain deferred tax assets. Adjusted diluted net income per common share includes the adjustment for shares resulting from the elimination of stock-based compensation. Management believes that adjusted net income and adjusted diluted net income per common share provide investors with additional useful information to measure the company’s financial performance, particularly with respect to changes in performance from period to period, because these measures are exclusive of (i) certain non-cash expenses (such as stock-based compensation, amortization of intangible assets, and the impairment of goodwill, intangible assets and long-lived assets) and (ii) expenses that are not reflective of the company’s core results over time (such as restructuring and other exit costs, litigation or dispute settlement charges or gains, and transaction-related costs). Management also uses adjusted net income and adjusted diluted net income per common share for this purpose. Adjusted net income and adjusted diluted net income per common share are not determined in accordance with GAAP and should be considered in addition to, not as a substitute for or superior to, financial measures determined in accordance with GAAP. The limitations of adjusted net income and adjusted diluted net income per common share are that, similar to adjusted OIBDA, they do not include certain costs, and the terms “adjusted net income” and “adjusted diluted net income per common share” do not have standardized meanings. Therefore, other companies may use the same or similarly named measures but exclude different items or use different computations, which may not provide investors a comparable view of the company’s performance in relation to other companies. Management compensates for this limitation by presenting the most comparable GAAP measures, net income and diluted net income per common share, directly ahead of adjusted net income and adjusted diluted net income per common share within its financial press releases and by providing a reconciliation of adjusted net income that shows and describes the adjustments made. A reconciliation of adjusted net income to net income, its most comparable GAAP measure, is provided in the accompanying tables.

(3) Free cash flow is defined by the company as net cash provided by operating activities, less capital expenditures and cash received for litigation or dispute settlement gains, and plus the excess tax benefits from equity awards, cash paid for restructuring and other exit costs, cash paid for litigation or dispute settlement charges, and cash paid for transaction-related costs. Management believes that free cash flow provides investors with additional useful information to measure operating liquidity because it reflects the company’s operating cash flows after investing in capital assets and prior to cash paid for restructuring and other exit costs, cash paid or received for litigation or dispute settlement charges or gains, and cash paid for transaction-related costs. It also fully reflects the tax benefits realized by the company from stock-based compensation. This measure is used by management, and may also be useful for investors, to assess the company’s ability to pay its quarterly dividend, repay debt obligations, generate cash flow for a variety of strategic opportunities, including reinvestment in the business, and effect potential acquisitions and share repurchases. Free cash flow is not determined in accordance with GAAP and should be considered in addition to, not as a substitute for or superior to, measures determined in accordance with GAAP. A limitation of free cash flow is that it does not represent the total increase or decrease in cash during the period. An additional limitation associated with the use of this measure is that the term “free cash flow” does not have a standardized meaning. Therefore, other companies may use the same or a similarly named measure but exclude different items or use different computations, which may not provide investors a comparable view of the company’s performance in relation to other companies. Management compensates for this limitation by presenting the most comparable GAAP measure, net cash provided by operating activities, directly ahead of free cash flow within its financial press releases and by providing a reconciliation that shows and describes the adjustments made. A reconciliation to net cash provided by operating activities is provided in the accompanying tables.

(4) Consumer orders are orders delivered during the period that originated in the U.S. and Canada, primarily from the www.ftd.com website and the 1-800-SEND-FTD telephone number, and in the U.K. and the Republic of Ireland, primarily from the www.interflora.co.uk website and various telephone numbers. The number of consumer orders is not adjusted for non-delivered orders that are refunded after the scheduled delivery date. Orders originating with a florist or other retail location for delivery to consumers are not included.

Average order value represents the average U.S. Dollar amount received for consumer orders delivered during a period. For orders placed outside the U.S. (principally in the U.K. and the Republic of Ireland), this average U.S. Dollar amount is determined after translating the local currency amounts received into U.S. Dollars. Average order value includes merchandise revenues and shipping, handling and service fees paid by the consumer, less discounts and refunds (net of refund-related fees charged to floral network members).

(5) A pay account is defined as a member who has paid for a subscription to a Content & Media or Communications service, and whose subscription has not terminated or expired. A subscription provides the member with access to our service for a specific term (for example, a month or a year) and may be renewed upon the expiration of each term. One-time purchases of our services, with the exception of our free NetZero Mobile Broadband service, are not considered subscriptions and thus, are not included in the pay accounts metric. A pay account does not equate to a unique subscriber since one subscriber could have several pay accounts. In addition, at any point in time, our pay account base includes a number of accounts receiving a free period of service as either a promotion or retention tool, such as the subscribers receiving our free NetZero Mobile Broadband service, and a number of accounts that have notified us that they are terminating their service but whose service remains in effect.

Content & Media segment active accounts are defined as the sum of all pay accounts as of the date presented; the monthly average for the period of all free accounts who have visited our domestic or international online nostalgia websites (excluding schoolFeed and The Names Database) at least once during the period; and the monthly average for the period of all online loyalty marketing members who have earned or redeemed points during such period. Communications segment active accounts include all Communications segment pay accounts as of the date presented combined with the number of free dial-up Internet access and email accounts that logged on to our services at least once during the preceding 31 days.

(6) ARPU is calculated by dividing services revenues generated from the pay accounts of our Content & Media or Communications segment, as applicable, for a period (after translation into U.S. Dollars) by the average number of segment pay accounts for that period, divided by the number of months in that period.

(7) Our average monthly churn rate is calculated as the total number of pay accounts that terminated or expired in a period divided by the average number of pay accounts for that period, divided by the number of months in that period. Our average monthly churn percentage may fluctuate from period to period due to our mix of subscription terms, which affects the timing of subscription expirations, and other factors. We make certain normalizing adjustments to the calculation of our churn percentage for periods in which we add a significant number of pay accounts due to acquisitions. For our Communications segment pay accounts, we do not include in our churn calculation accounts canceled during the first 30 days of service, other than dial-up accounts that have upgraded from free accounts. A number of such accounts nevertheless will be included in our account totals at any given measurement date. Subscribers who cancel one pay service but subscribe to another pay service are not necessarily considered to have canceled a pay account depending on the services and, as such, our segment churn rates are not necessarily indicative of the percentage of subscribers canceling any particular service.

About United Online®:

United Online, Inc. (Nasdaq: UNTD), through its operating subsidiaries, is a leading provider of consumer products and services over the Internet, where their respective brands have attracted a large online audience that includes more than 100 million registered accounts worldwide. The company's FTD segment provides floral-related products and services (FTD, Interflora, Flying Flowers, and Flowers Direct) for consumers and retail florists, as well as other retail locations offering floral and related products and services. The company's Content & Media segment provides online nostalgia products and services (Classmates and StayFriends) and online loyalty marketing (MyPoints). Its primary Communications segment service is Internet access (NetZero and Juno), including NetZero Mobile Broadband (NetZero Wireless).

Cautionary Information Regarding Forward-Looking Statements:

This release contains forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, as amended, based on our current expectations, estimates and projections about our operations, industry, financial condition, performance, results of operations, and liquidity. Statements containing words such as “may,” “believe,” “anticipate,” “expect,” “intend,” “plan,” “project,” “projections,” “business outlook,” “estimate,” or similar expressions constitute forward-looking statements. These forward-looking statements include, but are not limited to, statements about the planned spin off of the FTD segment; the planned reverse stock split; changes to senior management; future financial performance; revenues; operating expenses; operating income; capital expenditures; depreciation and amortization; stock-based compensation; and transaction-related costs. Potential factors that could cause actual results to differ materially from those in the forward-looking statements include, among others: the effects of the planned spin off or other transactions on our businesses; the effect of competition; the company’s inability to maintain or increase its advertising revenues; risks associated with the integration or commercialization of new businesses, products, services, applications or features or the success of new business models; the severity and duration of current economic conditions; the company’s inability to maintain or increase the number of free and pay accounts, visitors to its websites, and members; risks associated with litigation and governmental regulations or investigations, including reviews of business practices such as marketing, billing, renewal, and post-transaction sales practices; problems associated with the company’s operations, systems or technologies; changes in marketing conditions and laws; the write down, reserve against or impairment of assets including receivables, goodwill, intangible assets or other assets; the company’s inability to enforce or defend its ownership and use of intellectual property; financial market risk resulting from fluctuations in foreign currency exchange rates, particularly the Euro; changes in stock-based compensation due to future equity issuances or other reasons; changes in amortization or depreciation due to a variety of factors; the company’s inability to retain key customers, vendors and personnel; changes in tax laws, the company’s business or other factors that would impact anticipated tax benefits or the tax treatment of the planned spin off transaction; as well as the risk factors disclosed in the company’s filings with the Securities and Exchange Commission (www.sec.gov), including, without limitation, information under the captions “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Factors.” Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management’s analysis only as the date hereof. Any such forward-looking statements are not guarantees of future performance or results and involve risks and uncertainties that may cause actual performance and results to differ materially from those predicted. Reported results should not be considered an indication of future performance. Except as required by law, the company undertakes no obligation to publicly release the results of any revision to these forward-looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

UNITED ONLINE, INC.
Unaudited Condensed Consolidated Statements of Operations
(in thousands, except per share amounts)

	Quarter Ended September 30,		Nine Months Ended September 30,
	2013	2012	2013	2012
Revenues:
Products	$90,249	$87,544	$376,202	$363,956
Services	84,464	90,207	267,644	287,944
Total revenues	174,713	177,751	643,846	651,900
Operating expenses:
Cost of revenues-products(a)	69,809	67,892	289,317	279,726
Cost of revenues-services(a)	19,581	21,483	63,738	66,192
Sales and marketing(a)	34,224	37,012	121,730	130,571
Technology and development(a)	11,481	11,859	36,406	35,363
General and administrative(a)	24,091	24,663	74,486	72,199
Amortization of intangible assets	7,082	7,813	22,586	22,659
Acquisition-related contingent consideration	-	(1,387)	(5,124)	(1,387)
Restructuring and other exit costs	276	-	2,503	14
Impairment of goodwill, intangible assets and long-lived assets	50,221	-	50,221	-
Total operating expenses	216,765	169,335	655,863	605,337

Operating income (loss)	(42,052)	8,416	(12,017)	46,563

Interest income	240	511	619	962
Interest expense	(4,067)	(3,260)	(10,450)	(10,301)
Other income (expense), net	(38)	(3)	550	768

Income (loss) before income taxes	(45,917)	5,664	(21,298)	37,992
Provision for income taxes	1,315	217	9,563	12,512
Net income (loss)	$(47,232)	$5,447	$(30,861)	$25,480
Income allocated to participating securities	(379)	(344)	(1,015)	(895)
Net income (loss) attributable to common stockholders	$(47,611)	$5,103	$(31,876)	$24,585

Basic net income (loss) per common share	$(0.51)	$0.06	$(0.35)	$0.27
Shares used to calculate basic net income (loss) per common share	92,764	90,657	92,247	90,311
Diluted net income (loss) per common share	$(0.51)	$0.06	$(0.35)	$0.27
Shares used to calculate diluted net income (loss) per common share	92,764	90,735	92,247	90,379

Shares outstanding at end of period	92,920	90,676	92,920	90,676

(a) Stock-based compensation was allocated as follows:
Cost of revenues-products	$6	$19	$27	$25
Cost of revenues-services	36	67	118	192
Sales and marketing	650	639	1,908	1,781
Technology and development	362	403	1,088	1,198
General and administrative	2,099	2,302	6,159	6,721
Total stock-based compensation	$3,153	$3,430	$9,300	$9,917

UNITED ONLINE, INC.
Unaudited Reconciliation of Operating Income (Loss) to Adjusted OIBDA(1)
(in thousands)

	Quarter Ended September 30,		Nine Months Ended September 30,
	2013	2012	2013	2012

Operating income (loss)	$(42,052)	$8,416	$(12,017)	$46,563
Depreciation	5,313	6,464	17,625	19,559
Amortization of intangible assets	7,334	8,185	25,444	23,817
Operating income (loss) before depreciation and amortization	(29,405)	23,065	31,052	89,939
Stock-based compensation	3,153	3,430	9,300	9,917
Restructuring and other exit costs	276	-	2,503	14
Litigation or dispute settlement charges	(2,838)	(193)	(1,960)	(589)
Transaction-related costs	4,470	452	2,484	1,790
Impairment of goodwill, intangible assets and long-lived assets	50,221	-	50,221	-
Adjusted OIBDA	$25,877	$26,754	$93,600	$101,071

UNITED ONLINE, INC.
Unaudited Reconciliation of Segment Income (Loss) from Operations to Segment Adjusted OIBDA(1)
(in thousands)

	Quarter Ended September 30,		Nine Months Ended September 30,
	2013	2012	2013	2012

FTD:
Segment income from operations	$11,455	$14,190	$59,394	$60,931
Stock-based compensation	1,039	1,216	2,942	3,350
Litigation or dispute settlement charges	-	(193)	578	(193)
Transaction-related costs	3,349	19	4,722	619
Segment adjusted OIBDA	$15,843	$15,232	$67,636	$64,707

Content & Media:
Segment income (loss) from operations	$(41,293)	$8,002	$(29,719)	$21,933
Stock-based compensation	554	580	1,858	1,723
Restructuring and other exit costs	276	-	2,503	(91)
Litigation or dispute settlement charges	(2,838)	-	(2,538)	(396)
Transaction-related costs	-	(1,305)	(5,108)	(567)
Impairment of goodwill, intangible assets and long-lived assets	50,221	-	50,221	-
Segment adjusted OIBDA	$6,920	$7,277	$17,217	$22,602

Communications:
Segment income from operations	$8,118	$8,770	$23,036	$27,701
Stock-based compensation	486	529	1,437	1,615
Restructuring and other exit costs	-	-	-	(8)
Segment adjusted OIBDA	$8,604	$9,299	$24,473	$29,308

Unallocated corporate expenses	$(5,490)	$(5,054)	$(15,726)	$(15,546)

Consolidated adjusted OIBDA	$25,877	$26,754	$93,600	$101,071

UNITED ONLINE, INC.
Unaudited Reconciliation of Net Income (Loss) to Adjusted Net Income(2)
(in thousands, except per share amounts)

	Quarter Ended September 30,		Nine Months Ended September 30,
	2013	2012	2013	2012

Net income (loss)	$(47,232)	$5,447	$(30,861)	$25,480
Income allocated to participating securities	(379)	(344)	(1,015)	(895)
Net income (loss) attributable to common stockholders	(47,611)	5,103	(31,876)	24,585

Adjustments:
Stock-based compensation	3,153	3,430	9,300	9,917
Amortization of intangible assets	7,334	8,185	25,444	23,817
Restructuring and other exit costs	276	-	2,503	14
Litigation or dispute settlement charges	(2,838)	(193)	(1,960)	(589)
Transaction-related costs	4,470	452	2,484	1,790
Impairment of goodwill, intangible assets and long-lived assets	50,221	-	50,221	-
	15,005	16,977	56,116	59,534

Income tax effect of adjusting entries	(3,435)	(4,474)	(13,873)	(11,866)
Adjusted net income attributable to common stockholders	$11,570	$12,503	$42,243	$47,668

GAAP net income (loss) per common share:
Basic net income (loss) per common share	$(0.51)	$0.06	$(0.35)	$0.27
Shares used to calculate basic net income (loss) per common share	92,764	90,657	92,247	90,311
Diluted net income (loss) per common share	$(0.51)	$0.06	$(0.35)	$0.27
Shares used to calculate diluted net income (loss) per common share	92,764	90,735	92,247	90,379

Adjusted net income per common share:
Adjusted basic net income per common share	$0.12	$0.14	$0.46	$0.53
Shares used to calculate adjusted basic net income per common share	92,764	90,657	92,247	90,311
Adjusted diluted net income per common share	$0.12	$0.14	$0.45	$0.53
Shares used to calculate adjusted diluted net income per common share	93,580	90,952	92,843	90,608

UNITED ONLINE, INC.
Unaudited Condensed Consolidated Balance Sheets
(in thousands)

	September 30, 2013	December 31, 2012

ASSETS
Cash and cash equivalents	$100,787	$136,444
Accounts receivable, net	41,407	43,721
Inventories	14,280	16,116
Deferred tax assets, net	18,404	12,279
Property and equipment, net	53,077	57,877
Goodwill and intangible assets, net	598,104	668,479
Other assets	30,869	28,503
Total assets	$856,928	$963,419

LIABILITIES AND STOCKHOLDERS' EQUITY
Accounts payable	$54,855	$80,543
Accrued liabilities	49,561	45,253
Member redemption liability	20,996	22,575
Deferred revenue	47,909	49,581
Debt, net of discounts	220,000	244,000
Deferred tax liabilities, net	24,025	31,896
Other liabilities	9,295	14,485
Total liabilities	426,641	488,333

Stockholders' equity	430,287	475,086

Total liabilities and stockholders' equity	$856,928	$963,419

UNITED ONLINE, INC.
Unaudited Condensed Consolidated Statements of Cash Flows
(in thousands)

	Quarter Ended September 30,		Nine Months Ended September 30,
	2013	2012	2013	2012
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$(47,232)	$5,447	$(30,861)	$25,480

Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation, amortization and stock-based compensation	15,800	18,079	52,369	53,293
Provision for doubtful accounts receivable	548	524	1,536	1,646
Acquisition-related contingent consideration	-	(1,387)	(5,124)	(1,387)
Accretion of discounts and amortization of debt issue costs	191	188	664	822
Loss on extinguishment of debt	2,348	-	2,348	-
Impairment of goodwill, intangible assets and long-lived assets	50,221	-	50,221	-
Deferred taxes and other, net	(10,796)	657	(14,092)	(2,505)
Tax benefits (shortfalls) from equity awards	146	99	633	(153)
Excess tax benefits from equity awards	(63)	(1)	(334)	(14)
Change in operating assets and liabilities (excluding the effects of acquisitions):
Accounts receivable, net	(5,079)	(4,577)	756	1,311
Inventories	(1,538)	(1,721)	2,202	(4,078)
Other assets	(1,185)	(1,725)	1,355	5,190
Accounts payable and accrued liabilities	8,381	1,748	(17,888)	(22,810)
Member redemption liability	(684)	(8)	(1,579)	(853)
Deferred revenue	(866)	(2,807)	(1,933)	(6,738)
Other liabilities	483	(3,911)	(501)	(5,751)
Net cash provided by operating activities	10,675	10,605	39,772	43,453

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment	(4,327)	(4,771)	(14,244)	(13,218)
Purchases of rights, content and intellectual property	(317)	(586)	(919)	(1,726)
Purchases of investments	(110)	(31)	(143)	(96)
Proceeds from sales of investments	2	70	212	444
Cash paid for acquisitions, net of cash acquired	-	-	-	(11,355)
Net cash used for investing activities	(4,752)	(5,318)	(15,094)	(25,951)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from term loan	220,000	-	220,000	-
Payments on term loan	(235,156)	-	(246,013)	(17,663)
Payments for debt issue costs	(2,924)	-	(2,924)	-
Proceeds from exercises of stock options	2,709	-	2,709	5
Proceeds from employee stock purchase plans	-	-	1,699	1,793
Repurchases of common stock	(15)	(117)	(3,357)	(2,261)
Dividends and dividend equivalents paid on outstanding shares and restricted stock units	(9,684)	(9,417)	(28,773)	(28,087)
Excess tax benefits from equity awards	63	1	334	14
Cash paid for contingent consideration	(3,437)	-	(3,437)	-
Net cash used for financing activities	(28,444)	(9,533)	(59,762)	(46,199)

Effect of foreign currency exchange rate changes on cash and cash equivalents	885	950	(573)	732

Change in cash and cash equivalents	(21,636)	(3,296)	(35,657)	(27,965)
Cash and cash equivalents, beginning of period	122,423	111,436	136,444	136,105
Cash and cash equivalents, end of period	$100,787	$108,140	$100,787	$108,140

UNITED ONLINE, INC.
Unaudited Reconciliation of Net Cash Provided by Operating Activities to Free Cash Flow(3)
(in thousands)

	Quarter Ended September 30,		Nine Months Ended September 30,
	2013	2012	2013	2012
Net cash provided by operating activities	$10,675	$10,605	$39,772	$43,453
Adjustments:
Capital expenditures	(4,327)	(4,771)	(14,244)	(13,218)
Excess tax benefits from equity awards	63	1	334	14
Cash paid for restructuring and other exit costs	496	527	2,100	3,948
Cash paid for litigation or dispute settlement charges	739	656	1,569	764
Cash paid for transaction-related costs	975	836	3,961	1,636
Free cash flow	$8,621	$7,854	$33,492	$36,597

UNITED ONLINE, INC.
Unaudited Segment Information
(in thousands)

	Quarter Ended September 30,		Nine Months Ended September 30,
	2013	2012	2013	2012
FTD
Revenues:
Products	$88,633	$85,753	$370,980	$359,151
Services	29,894	30,609	102,109	101,185
Total revenues	118,527	116,362	473,089	460,336

Operating expenses:
Cost of revenues	72,470	71,153	297,947	290,795
Sales and marketing	21,185	21,181	79,195	78,588
Technology and development	3,868	3,710	11,817	11,198
General and administrative	11,751	8,641	31,364	26,306
Amortization of intangible assets	5,721	6,431	18,524	19,092
Total operating expenses	114,995	111,116	438,847	425,979

Operating income	3,532	5,246	34,242	34,357

Depreciation	2,202	2,513	6,628	7,482
Amortization of intangible assets	5,721	6,431	18,524	19,092
Segment income from operations	11,455	14,190	59,394	60,931
Stock-based compensation	1,039	1,216	2,942	3,350
Litigation or dispute settlement charges	-	(193)	578	(193)
Transaction-related costs	3,349	19	4,722	619
Segment adjusted OIBDA	$15,843	$15,232	$67,636	$64,707

Content & Media
Revenues:
Products	$838	$1,105	$2,492	$2,886
Services	20,501	23,033	62,256	72,886
Advertising and other	10,894	12,418	33,230	38,215
Total revenues	32,233	36,556	97,978	113,987

Operating expenses:
Cost of revenues	8,570	10,231	29,628	30,912
Sales and marketing	9,729	11,813	31,275	39,074
Technology and development	5,104	5,793	17,287	16,488
General and administrative	2,100	5,186	12,884	16,419
Amortization of intangible assets	1,361	1,382	4,062	3,567
Acquisition-related contingent consideration	-	(1,387)	(5,124)	(1,387)
Restructuring and other exit costs	276	-	2,503	(91)
Impairment of goodwill, intangible assets and long-lived assets	50,221	-	50,221	-
Total operating expenses	77,361	33,018	142,736	104,982

Operating income (loss)	(45,128)	3,538	(44,758)	9,005

Depreciation	2,222	2,710	8,119	8,203
Amortization of intangible assets	1,613	1,754	6,920	4,725
Segment income (loss) from operations	(41,293)	8,002	(29,719)	21,933
Stock-based compensation	554	580	1,858	1,723
Restructuring and other exit costs	276	-	2,503	(91)
Litigation or dispute settlement charges	(2,838)	-	(2,538)	(396)
Transaction-related costs	-	(1,305)	(5,108)	(567)
Impairment of goodwill, intangible assets and long-lived assets	50,221	-	50,221	-
Segment adjusted OIBDA	$6,920	$7,277	$17,217	$22,602

Communications
Revenues:
Products	$778	$686	$2,730	$1,919
Services	16,706	18,882	51,861	59,895
Advertising	6,870	5,635	19,338	16,959
Total revenues	24,354	25,203	73,929	78,773

Operating expenses:
Cost of revenues	8,419	8,079	25,741	24,585
Sales and marketing	3,642	4,300	12,149	13,731
Technology and development	2,509	2,356	7,302	7,677
General and administrative	2,467	2,880	8,346	8,779
Restructuring and other exit costs	-	-	-	(8)
Total operating expenses	17,037	17,615	53,538	54,764

Operating income	7,317	7,588	20,391	24,009

Depreciation	801	1,182	2,645	3,692
Segment income from operations	8,118	8,770	23,036	27,701
Stock-based compensation	486	529	1,437	1,615
Restructuring and other exit costs	-	-	-	(8)
Segment adjusted OIBDA	$8,604	$9,299	$24,473	$29,308

Total segment adjusted OIBDA	$31,367	$31,808	$109,326	$116,617

Reconciliation of segment revenues to consolidated revenues:
FTD	$118,527	$116,362	$473,089	$460,336
Content & Media	32,233	36,556	97,978	113,987
Communications	24,354	25,203	73,929	78,773
Intersegment eliminations	(401)	(370)	(1,150)	(1,196)
Consolidated revenues	$174,713	$177,751	$643,846	$651,900

Reconciliation of segment operating expenses to consolidated operating expenses:
FTD	$114,995	$111,116	$438,847	$425,979
Content & Media	77,361	33,018	142,736	104,982
Communications	17,037	17,615	53,538	54,764
Unallocated corporate expenses	7,773	7,956	21,892	20,808
Intersegment eliminations	(401)	(370)	(1,150)	(1,196)
Consolidated operating expenses	$216,765	$169,335	$655,863	$605,337

Reconciliation of segment income (loss) from operations to consolidated operating income:
FTD	$11,455	$14,190	$59,394	$60,931
Content & Media	(41,293)	8,002	(29,719)	21,933
Communications	8,118	8,770	23,036	27,701
Total segment income (loss) from operations	(21,720)	30,962	52,711	110,565
Depreciation	(5,313)	(6,464)	(17,625)	(19,559)
Amortization of intangible assets	(7,334)	(8,185)	(25,444)	(23,817)
Unallocated corporate expenses, excluding depreciation	(7,685)	(7,897)	(21,659)	(20,626)
Consolidated operating income (loss)	$(42,052)	$8,416	$(12,017)	$46,563

Reconciliation of segment adjusted OIBDA to consolidated adjusted OIBDA:
FTD adjusted OIBDA	$15,843	$15,232	$67,636	$64,707
Content & Media adjusted OIBDA	6,920	7,277	17,217	22,602
Communications adjusted OIBDA	8,604	9,299	24,473	29,308
Total segment adjusted OIBDA	31,367	31,808	109,326	116,617
Unallocated corporate expenses	(5,490)	(5,054)	(15,726)	(15,546)
Consolidated adjusted OIBDA	$25,877	$26,754	$93,600	$101,071

UNITED ONLINE, INC.
Unaudited Selected Quarterly Historical Key Metrics(a)

	September 30, 2013	June 30, 2013	March 31, 2013	December 31, 2012	September 30, 2012

Consolidated:
Revenues (in thousands)	$174,713	$221,749	$247,384	$218,983	$177,751

FTD:
Segment revenues (in thousands)	$118,527	$164,279	$190,283	$153,178	$116,362
% of consolidated revenues	68%	74%	77%	70%	65%

Consumer orders(4) (in thousands)	1,250	1,921	2,204	1,787	1,239
Average order value(4)	$61.69	$61.27	$61.01	$60.13	$61.06
Average foreign currency exchange rate: GBP to USD	1.55	1.54	1.54	1.61	1.58

Content & Media:
Segment revenues (in thousands)	$32,233	$32,919	$32,826	$39,509	$36,556
% of consolidated revenues	18%	15%	13%	18%	21%

Pay accounts(5) (in thousands)	2,690	2,720	2,786	2,864	2,987
Segment churn(7)	2.9%	3.1%	3.3%	3.5%	3.4%
ARPU(6)	$2.52	$2.48	$2.48	$2.52	$2.50
Segment active accounts(5) (in millions)	10.3	10.5	11.4	11.5	10.9
Currency exchange rate: EUR to USD	1.33	1.31	1.32	1.30	1.25

Communications:
Segment revenues (in thousands)	$24,354	$24,935	$24,640	$26,669	$25,203
% of consolidated revenues	14%	11%	10%	12%	14%

Pay accounts(5) (in thousands):
Internet access	360	378	404	421	440
Other	213	217	222	229	235
Total Communications pay accounts	573	595	626	650	675

Segment churn(7)	2.7%	3.0%	3.0%	2.9%	3.1%
ARPU(6)	$9.41	$9.34	$9.21	$9.05	$8.97
Segment active accounts(5) (in millions)	1.2	1.2	1.3	1.3	1.4

(a)	More information on the financial results for these quarters can be found in the company's filings with the Securities and Exchange Commission.

CONTACT:
United Online, Inc.
Investors:
David Bigelow
818-287-3560
dbigelow@corp.untd.com
or
Press:
Scott Matulis
818-287-3388
pr@untd.com